                               SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

         Filed by the Registrant  /X/
         Filed by a Party other than the Registrant   /  /

         Check the appropriate box:

              / X /     Preliminary Proxy Statement
              /    /    Definitive Proxy Statement
              /    /    Definitive Additional Materials
              /    /    Soliciting material Pursuant to Rule
                        14a-11(c) or Rule 14a-12


                      CARDIODYNAMICS  INTERNATIONAL  CORPORATION

                   (Name of Registrant as Specified In Its Charter)

       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

         Payment of Filing Fee (Check the appropriate box):

         /X/  No fee required.

         /  / Fee computed on table below per Exchange Act Rules
              14a-6(i)(1)and 0-11.

              (1) Title of each class of securities to which transaction applies:

              (2)  Aggregate number of securities to which
                   transaction applies:

              (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

              (4)  Proposed maximum aggregate value of transaction:

              (5)  Total fee paid:

         /  / Fee paid previously with preliminary materials.

         / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number,or the Form or Schedule and the date of its filing.

         (1)  Amount Previously Paid:

         (2)  Form, Schedule or Registration Statement No.:

         (3)  Filing Party:

         (4)  Date Filed:

                      CARDIODYNAMICS  INTERNATIONAL  CORPORATION

                        6155 Cornerstone Court East, Suite 125
                                 San Diego, CA 92121

                                    July 10, 1997



         Dear Shareholder:

         You are cordially invited to attend the Annual Meeting of Shareholders of CardioDynamics International Corporation which will be held at the Del Mar Country Club, 6001 Clubhouse Drive, Rancho Santa Fe, California on Wednesday, July 30, 1997 at 10:00 a.m.

         Additional details relating to the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting of Shareholders and Proxy Statement.

         In order for us to have an efficient meeting, please sign, date and return the enclosed proxy promptly in the accompanying reply envelope. If you are able to attend the Annual Meeting and wish to change your proxy vote, you may do so simply by voting in person at the Annual Meeting.

         We look forward to seeing you at the Annual Meeting.



                                  On behalf of the Board of Directors,



                                  Richard E. Otto
                                  DIRECTOR AND CHIEF EXECUTIVE OFFICER




                             YOUR VOTE IS IMPORTANT

    In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope. No postage need be affixed if mailed in the United States.

                      CARDIODYNAMICS  INTERNATIONAL  CORPORATION

                        6155 CORNERSTONE COURT EAST, SUITE 125
                                 SAN DIEGO, CA 92121

                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               TO BE HELD JULY 30, 1997

The Annual Meeting of Shareholders of CardioDynamics International Corporation, a California corporation (the "Company"), will be held at the Del Mar Country Club, 6001 Clubhouse Drive, Rancho Santa Fe, California 92067, on Wednesday, July 30, 1997 at 10:00 a.m., to consider and act upon the following matters:

1. To vote upon the proposed Amendment of the Company's Bylaws to change the authorized number of Directors from a range of six to nine to a range of six to eleven, with the exact number of Directors to initially be fixed at ten.

2. To elect a Board of Directors for the following year. Management has nominated the following persons for election at the meeting:, Stephenson M. Dechant, Nicholas V. Diaco, Louis P. Ferrero, Cam L. Garner, James C. Gilstrap, Richard O. Martin, Richard E. Otto, Michael D. Padilla, Allen E. Paulson, and James D. Paulson.

3. To consider and act upon a proposal to amend the 1995 Stock Option/Stock Issuance Plan to increase the number of shares reserved for issuance thereunder from 1,529,000 shares to 2,529,000, to delete therefrom the restrictions on discretionary grants to Directors of the Company, and to allow the Plan to be administered either by the full Board of Directors or by a Board Committee.

4. To consider and act upon the proposed Amendments to the Company's articles of incorporation to mandatorily and automatically convert the outstanding shares of Preferred Stock into the same number of shares of Common Stock and eliminate from the articles of incorporation all reference to Preferred Stock.

5. To ratify the selection of KPMG Peat Marwick LLP as the independent accountants for the fiscal year ending November 30, 1997.

And to transact any other business which may properly come before the meeting or any postponement(s) or adjournment(s) thereof. Management has no information of any such other matters.

Shareholders of record at the close of business on June 1, 1997 will be entitled to vote at the Annual Meeting. A list of shareholders entitled to vote at the Meeting is available for inspection at the offices of the Company. Whether or not you plan to attend the meeting in person, please sign, date and return the enclosed proxy in the reply envelope provided.
If you attend the Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the meeting will be counted. The prompt return of your proxy will assist us in preparing for the Meeting.

                                       By Order of the Board of Directors


Dated: July 10, 1997                   Richard E. Otto,
                                       DIRECTOR AND CHIEF EXECUTIVE OFFICER

                      CARDIODYNAMICS  INTERNATIONAL  CORPORATION

                                   PROXY STATEMENT

                            ANNUAL MEETING OF SHAREHOLDERS

                               TO BE HELD JULY 30, 1997


    These proxy materials are being mailed in connection with the solicitation of proxies by the Board of Directors of CardioDynamics International Corporation, a California corporation (the "Company"), for the Annual Meeting of Shareholders to be held at the Del Mar Country Club, 6001 Clubhouse Drive, Rancho Santa Fe, California at 10:00 a.m. on July 30, 1997 and at any adjournment or postponement of the Annual Meeting. These proxy materials were first mailed to shareholders of record beginning on approximately July 10, 1997.


    The address of the principal executive office of the Company is 6155 Cornerstone Court East, Suite 125, San Diego, California 92121.

                                  PURPOSE OF MEETING

    The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Shareholders. Each proposal is described in more detail in this Proxy Statement.

                            VOTING RIGHTS AND SOLICITATION

    Any shareholder executing a proxy has the power to revoke it at any time before it is voted by delivering written notice of such revocation to the Secretary of the Company before the Annual Meeting or by properly executing and delivering a proxy bearing a later date. Proxies may also be revoked by any shareholder present at the Annual Meeting who elects to vote his shares in person. The cost of soliciting proxies will be paid by the Company and may include reimbursement paid to brokerage firms and others for their expense in forwarding solicitation material. Solicitation will be made primarily through the use of the mail but regular employees of the Company may, without additional remuneration, solicit proxies personally by telephone or telegram.

    The record date for determining those shareholders who are entitled to notice of, and to vote at, the Annual Meeting has been fixed as June 1, 1997. At the close of business on the record date, the Company had 31,872,628 outstanding shares of Common Stock (the "Common Stock") and 183,115 outstanding shares of Preferred Stock (the "Preferred Stock").
    Each share of Common Stock and Preferred Stock is entitled to one vote on matters brought before the Annual Meeting. In voting for Directors, each shareholder has the right to cumulate his votes and give one nominee a number of votes equal to the number of Directors to be elected multiplied by the number of shares he holds, or to distribute his votes on the same principle among the nominees to be elected in such manner as he may see fit. A shareholder may cumulate his votes, however, only if his candidate or candidates have been placed in nomination prior to the voting and if any shareholder gives notice at the Annual Meeting prior to the voting of that shareholder's intention to cumulate his votes. The persons named in the enclosed proxy card may or may not elect to give such notice and vote the shares they represent in such a manner. The shares represented by the proxy will be voted at the Annual Meeting and will be voted by the proxy holder as specified by the person solicited.

    California statutes and case law do not give specific instructions regarding the treatment of abstentions and broker non-votes for corporations such as the Company on matters which require the affirmative vote of a majority of the shares represented and voting at the Annual Meeting; however, the Company believes that California law provides that if shares are represented and vote on any issue at a shareholder meeting their failure to vote yes on any other issue (through either abstention or a broker non-vote) has the same effect as a negative vote on that other issue. On matters which require the affirmative vote of a majority of the outstanding shares, abstentions and broker non-votes certainly have the same effect as a negative vote.


                                      PROPOSAL 1

                                 AMENDMENT OF BYLAWS

    The Company's Bylaws currently provide for a Board of Directors of a variable size ranging from a total of six Directors to a total of nine Directors with the exact number to be set from time to time by the Board of Directors. The number of Directors is currently set at nine. The Company believes that it is in its best interest to amend the Bylaws to provide for a variable Board ranging from six to eleven Directors, with the exact number to be set from time to time by the Board of Directors. Under California law, such an amendment can only be adopted by shareholders. The number of Directors would initially be set at ten after the approval of the proposed amendment. The amendment would provide the Board with the flexibility to add additional qualified individuals to the Board of Directors. These additional Directors may be either "outside" Directors or employees of the Company. However, it is the Company's intent to have a majority of its Directors continue to be non-employees of the Company.

    The nominees for the Board of Directors listed in "Proposal 2 - Election of Directors" consist of nine "Primary Nominees" and one "Secondary Nominee." If the proposed amendment to the Bylaws is not approved, the proxyholders will vote only for the "Primary Nominees" and not for the individual listed as "Secondary Nominee" in "Proposal 2 - Election of Directors."

    The Secondary Nominee has a substantial interest in the approval of this proposal, as absent such approval, the Secondary Nominee will probably not be elected as a director.

    The affirmative vote of a majority of the outstanding shares entitled to vote will be required under California law to approve the amendment to the Company's Bylaws.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT OF THE BYLAWS.

                                      PROPOSAL 2

                                ELECTION OF DIRECTORS

The nine individuals listed as "Primary Nominees" and the one person listed as "Secondary Nominee" below will be nominated for election to the Board. If Proposal 1 is not approved, the proxyholders will vote for the nine "Primary Nominees" and will not vote for the individual listed as "Secondary Nominee."

Unless individual shareholders specify otherwise, each returned proxy will (subject to the preceding sentence) be voted for the election of the nominees of the Board of Directors who are listed herein, or for as many nominees of the Board of Directors as possible, such votes to be distributed among such nominees in the manner as the persons named in the enclosed proxy card see fit.

If, however, any of those named are unable to serve, or for good cause decline to serve at the time of the Annual Meeting, the persons named in the enclosed proxy will exercise discretionary authority to vote for substitutes. The Board of Directors is not aware of any circumstances that would render any nominee unavailable for election. Discretionary authority to cumulate votes is being solicited by the Board of Directors, and it is intended that the proxies received by the proxy holders pursuant to the solicitation will be voted in a manner designed to cause the election of the maximum number of the Board of Directors' nominees. The following schedule sets forth certain information concerning the nominees for election as Directors.

THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED
HEREIN.

                                  First Year
                                  Elected
Name                              Director         Age
---------------------------       --------         ---

Stephenson M. Dechant(1)           1995             41

Nicholas V. Diaco, M.D. (1)        1995             58

Louis P. Ferrero(1)                  (3)            53

Cam L. Garner(1)                     (3)            49

James C. Gilstrap(1)               1995             61

Richard O. Martin(1)                 (3)            57

Richard E. Otto(1)                 1996             47

Michael D. Padilla(2)              1995             48

Allen E. Paulson(1)                1995             75

James D. Paulson(1)                  (3)            49
--------------------------------------------------------------------------------
(1)  Primary Nominee
(2)  Secondary Nominee
(3)  Initial Nomination

STEPHENSON M. DECHANT. Mr. Dechant has been the Secretary and a Director of the Company since February 1995 and served as Chief Financial Officer of the Company from February 1995 to March 1997. Mr. Dechant has been Chief Financial Officer for many of Allen Paulson's companies since 1992. His previous experience involves over 15 years in financial management and reporting for high net worth individuals and companies primarily involved in the food industry, including Dole Fresh Fruit and Chart House Enterprises. Mr. Dechant graduated from the University of Southern California with a Bachelor of Science in Business Administration and from the University of San Diego with a Masters in Business Administration.

NICHOLAS V. DIACO, M.D. Dr. Diaco has served as a Director of the Company since February 1995 and also serves as Chairman of the Company's Medical Advisory Board. Currently, he is the Director of the Coronary Care Unit and the Heart Catheterization Laboratory at St. John's Hospital and Health Center in Santa Monica, California. Dr. Diaco has practiced cardiology for over 25 years. He is a Fellow of the American College of Cardiology and is board certified in Cardiovascular Disease. He serves as a Clinical Assistant Professor of Medicine at the University of California, Los Angeles. Dr. Diaco was a chief of internal medicine in the U.S. Air Force and has published numerous articles on the effects of exercise on the heart. He received his M.D. with honors from Hahnemann Medical College and Hospital in Pennsylvania.

LOUIS P. FERRERO. Mr. Ferrero has been Chairman and Chief Executive Officer since 1988 of Conseco Global Investments, an investment company which identifies for Conseco, a major insurance holding company, the emerging investment opportunities for Conseco around the world, with a special emphasis on the Far East. Mr. Ferrero is the former Chairman and Chief Executive Officer of Anacomp, Inc., a full-service provider of computer and micrographics equipment, service and supplies. Prior to that, Mr. Ferrero was a Partner and President of General Micrographics in Atlanta, Georgia. Mr. Ferrero serves as a member of the Boards of Directors of Latigue Media Systems and the Buckhead Coalition. Mr. Ferrero graduated from the University of Florida with a degree in Economics and Marketing.

CAM L. GARNER. Mr. Garner has been Chairman, President and Chief Executive Officer of Dura Pharmaceuticals, Inc. a respiratory products company, since 1990. Mr. Garner is a Director of three other public companies; Trega Biosciences, Inc., Safeskin Corporation and Spiros Development Corporation. Before joining Dura Pharmaceuticals, Mr. Garner was Senior Vice President of Sales and Marketing with Hybritech, a division of Eli Lilly & Co., which develops monoclonal antibodies for use in diagnostic and pharmaceutical products. Prior to that, Garner was President of Syntro Corp., a company applying biotechnology to the development of human healthcare products and animal vaccines. Mr. Garner also held several management positions of increasing responsibility at Corning Glass Works and its subsidiary Gilford, Inc., a manufacturer of biomedical research products and clinical diagnostics. Mr. Garner earned his Master's Degree in Business Administration from Baldwin-Wallace College in Berea, Ohio, and his Bachelor of Arts degree in biology from Virginia Wesleyn.

JAMES C. GILSTRAP. Mr. Gilstrap served as Chairman of the Board of the Company from February 1995 to June 1996, and has been Co-Chairman of the Board since June 1996. Mr. Gilstrap is retired from Jefferies & Company, where he served as Senior Executive Vice President, Partner and Member of the Executive Committee. Mr. Gilstrap is past President of the Dallas Securities Dealers as well as a past member of the Board of Governors of the National Association of Securities Dealers, Inc.

RICHARD O. MARTIN Mr. Martin has been Chairman and Chief Executive Officer of Physio-Control Corporation since March, 1997 where he has held the positions of President and Chief Executive Officer since 1991. Physio-Control is a medical device company which designs, manufactures and sells a complete line of external defibrillators, heart monitors and pacing systems. Mr. Martin serves on the Boards of three other public companies: Maxim Medical Inc., SeaMed Inc., and Encore Medical. Before joining Physio-Control, Mr. Martin was Vice President of Cardiovascular Business Development with Sulzermedica. Prior to that, Mr. Martin was a Director, President and Chief Operating Officer of Positron Corporation. Martin also held several management positions of increasing responsibility at Intermedics, Inc. and before that he worked with Medtronic, Inc. Mr. Martin earned his Ph.D. in Electrical/Biomedical Engineering at Duke University, his Master's Degree in Electrical Engineering from Notre Dame University, and his Bachelor of Science Degree in Electrical Engineering from Christian Brothers College in Memphis, Tennessee. Mr. Martin serves as Chairman of the Board of Directors for the Medical Device Manufacturers Association.

RICHARD E. OTTO. Mr. Otto joined the Company in June 1995 as President and Chief Executive Officer and has been a Director since June 1996. In June 1997 the title of President was given to Rhonda F. Pederson. Mr. Otto has more than 26 years of healthcare experience including as an entrepreneurial executive in the identification, development and distribution of high technology devices for the cardiology and cardiovascular markets. From September 1987 to May 1994, Mr. Otto was with Sensor Technology, Inc., a privately held medical distributor company, of which he was a founder. In 1994, the company was sold to a division of Eli Lilly and Company. Prior to that time, Mr. Otto held positions with Medtronic, Inc., Cardiac Pacemakers, Inc., Intermedics, Inc. and Eli Lilly & Co. Mr. Otto holds a Bachelor of Science degree from the University of Georgia and serves on the Boards of Directors of the Georgia Chapter of the Leukemia Society, the College Football Hall of Fame Foundation, and the University of Georgia Student Educational Fund.

MICHAEL D. PADILLA. Mr. Padilla has served as a Director of the Company since 1995. Mr. Padilla is a partner with the law firm Thorsnes, Bartolotta, McGuire & Padilla. He has practiced law in San Diego since 1972, specializing in personal injury, product liability and medical malpractice litigation. He is a member of the Consumer Attorney associations in both California and the local branch in San Diego. Mr. Padilla received his JD from University of San Diego School of Law.

ALLEN E. PAULSON. Mr. Paulson has been Co-Chairman of the Board since June 1996 and Director since February 1995. Mr. Paulson owns numerous companies having substantial investments in diverse industries, including aircraft; energy exploration; horse breeding, training, and racing; automobile dealerships; gaming and entertainment; and real estate and resorts. Mr. Paulson is the founder and Chairman Emeritus of Gulfstream Aerospace Corporation, the world's leading designer, manufacturer and marketer of large corporate jets. He has earned numerous awards including the Horatio Alger Award for Distinguished Americans, the American Academy of Achievement's Golden Plate Award, as well as five honorary doctorates.

JAMES D. PAULSON Mr. Paulson has been President and Chief Executive Officer since 1984 of James D. Paulson Inc. d.b.a. Inter-Aero Supply Co., an aircraft parts and sales company; Four Coin Laundry, a coin operated Laundromat; and Winter Wonderland at Heavenly, a ski rental business. Mr. Paulson graduated from the California State University Northridge in 1972 with a degree in Business Marketing. James D. Paulson is the son of the Company's Co-Chairman, Allen E. Paulson.

The terms of office of incumbent Directors William P. Cordeiro, Roger S. Kolasinski and Barry M. Zwick are scheduled to end at the Annual Meeting.

    BOARD MEETINGS AND COMMITTEES

    The Company's Board of Directors held seven meetings during the fiscal year ended November 30, 1996. Each incumbent Director attended at least 75% of the aggregate of the total meetings of the Board and of all his Board committees held during the period in which he served as a director. Each director who is not an employee of the Company automatically receives each month a 1,000-share stock option for his services as a director, pursuant to the 1995 Stock Option/Stock Issuance Plan.

    The Board of Directors has established a standing Compensation Committee composed of Messrs. Zwick, Dechant and Gilstrap. The Compensation Committee reviews and acts on matters relating to compensation levels and benefit plans for executive officers and key employees of the Company. The Committee held 5 meetings during the fiscal year ended November 30, 1996.

    On February 10, 1997, the Board of Directors established a standing Audit Committee composed of Messrs. Gilstrap, Dechant and Cordeiro. The Audit Committee reviews all matters relating to oversight of the Company's internal control structure, selection of the independent auditors and oversight of the Company's financial reporting. Prior to the formation of the Audit Committee, all matters relating to internal controls and financial audits were considered at meetings of the full Board of Directors.


                                     PROPOSAL  3

                 AMENDMENTS TO 1995 STOCK OPTION/STOCK ISSUANCE PLAN

    PURPOSE

    The Company's 1995 Stock Option/Stock Issuance Plan (the "Plan") provides for the issuance of incentive stock options (i.e., options under Section 422 of the Internal Revenue Code) and non-qualified stock options to officers, Directors, key employees, independent contractors and consultants of the Company.

    On June 10, 1997, the Board of Directors approved, subject to approval by the shareholders, an increase in the number of shares reserved for issuance under the Plan from 1,529,000 to 2,529,000. The purpose of increasing the number of shares reserved for issuance under the Plan is to permit the Company to continue to attract and retain officers, Directors, key employees, independent contractors and consultants of ability and experience by providing them with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company as an incentive for them to remain in the service of the Company. As of June 15, 1997, options for 1,210,000 shares were outstanding under the Plan.

    As originally adopted, the Plan provided that stock options to purchase shares to Common Stock may be granted under the Discretionary Option Grant Program, and stock issuances may be made under the Stock Issuance Program, to officers, employees, consultants and independent contractors, but not to Directors unless the Plan was then administered by a committee consisting entirely of non-employee Directors who had received no discretionary stock options or stock issuances during or within one year before their service on the committee. This restriction was linked to a SEC regulation which has since been revised. The Plan also originally provided that it must be administered by a Board committee, which limitation has become undesirable since the change in the SEC regulation.

    To improve flexibility and in order to attract and retain experienced and competent Directors without paying cash compensation for services rendered to the Company, on June 10, 1997 the Board of Directors also approved, subject to approval by the shareholders, amendments to the Plan to (i) allow discretionary grants to Directors without the previous special limitation, and (ii) allow the Plan to be administered either by the full Board of Directors or by a Board committee.

    Approval of the amendments by the shareholders is necessary under the terms of the Plan and under certain applicable regulations. A summary of the Plan as in effect before such amendments is set forth below:

    STRUCTURE OF THE PLAN

    The Plan is divided into three separate equity programs: (1) the Discretionary Option Grant Program under which officers, employees, consultants and independent contractors may, at the discretion of the Plan Administrator, be granted non-qualified or incentive stock options to purchase shares of Common Stock of the Company; (2) the Stock Issuance Program under which officers, employees, consultants and independent contractors may, at the discretion of the Plan Administrator, be issued shares of Common Stock of the Company directly, either through the immediate purchase of such shares or as a bonus for services rendered; and
    (3) the Automatic Option Grant Program under which non-employee Directors automatically receive monthly grants of options to purchase Common Stock of the Company.

    ADMINISTRATION OF THE PLAN

    The Plan is administered by a compensation committee consisting of two or more Board members who assume full responsibility for the administration of the Plan (the "Plan Administrator"). Members of such compensation committee serve for such period of time as the Board may determine and are subject to removal by the Board at any time.

    The Plan Administrator has the sole and exclusive authority, subject to the provisions of the Plan, to determine the eligible individuals who are to receive options under the Discretionary Option Grant Program or the Stock Issuance Program, the number of shares to be covered by each granted option or issuance, the date or dates on which the option is to become exercisable and the maximum term for which the option is to remain outstanding. The Plan Administrator also has the authority to determine whether the granted option is to be an incentive stock option under the Federal tax laws and to establish rules and regulations for proper plan administration. Options grants under the Automatic Option Grant Program are made in strict compliance with theexpress provisions of that program, and the Plan Administrator does not have any discretionary authority with respect to those option grants.

    ISSUABLE SHARES

    As originally adopted, the Plan provided for the issuance of 1,529,000 shares of Common Stock over the ten-year term of the Plan. The share reserve available for issuance under the Plan is subject to periodic adjustment for changes in the Company's Common Stock occasioned by stock splits, stock dividends, recapitalization, conversions or other changes affecting the outstanding Common Stock as a class without the Company's receipt of consideration.

    Should an option expire or terminate for any reason prior to exercise in full (including options canceled in accordance with the cancellation-regrant provisions described below), the shares subject to the portion of the option not so exercised will be available for subsequent option grants or share issuances under the Plan. Shares subject to any option surrendered or canceled in accordance with the stock appreciation right provisions of the Plan and all shares issued under the Plan, whether or not such shares are subsequently reacquired by the Company pursuant to its repurchase rights under the Plan, will reduce on a share-for-share basis the number of shares of Company Common Stock available for subsequent grants. No more than 800,000 shares may be issued to any one optionee/grantee over the lifetime of the Plan.

    IDENTITY OF BENEFICIARIES

    It is not known how many options under the Plan will be received by named executive officers, current executive officers, non-officer Directors, employees, their associates, or any other group. The maximum number of options to be granted to Directors each year under the Automatic Option Grant Program (assuming a Board of 10) is 120,000. The fair market value of a share of Company Common Stock on June 10, 1997 was $3.25.

    The Company currently has 32 employees, an unknown number of consultants and independent contractors who might be selected to receive stock options or direct issuances, and eight non-employee Directors.

    TERMS OF DISCRETIONARY OPTION GRANT PROGRAM

    OPTION PRICE AND TERM. The option price per share for incentive stock options will not be less than 100% of the fair market value of each share of Company Common Stock issuable under the option on the grant date of such option. The option price per share for non-statutory stock options may not be less than 85% of the fair market value per share of each share of Company Common Stock issuable under the option on the grant date of such option. No option will have a term in excess of ten (10) years measured from the grant date.

    VESTING OF OPTIONS. The vesting schedule for each granted option will be determined by the Plan Administrator and will be set forth in the instrument evidencing such grant. The granted option may be (i) immediately exercisable for vested shares, (ii) immediately exercisable for unvested shares subject to the Company's repurchase rights or (iii) exercisable in installments for vested shares over the optionee's period of service.

    PAYMENT. Upon exercise of the option, the option price for the purchased shares will become immediately payable in cash or in shares of Common Stock valued at fair market value on the date of exercise. The option may also be exercised through a cashless exercise procedure pursuant to which the optionee provides irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sales proceeds, an amount equal to the aggregate option price payable for the purchased shares plus all applicable withholding taxes.

    FINANCIAL ASSISTANCE. The Plan Administrator may assist any optionee (including an officer) in the exercise of one or more outstanding options under the Plan by authorizing a loan from the Company. The terms and conditions of any such loan will be established by the Plan Administrator in its sole discretion, but in no event will the maximum credit extended to the optionee exceed the aggregate option price for the purchased shares plus any Federal or State tax liability incurred in connection with the option exercise.

    TERMINATION OF SERVICE. Should the optionee cease to remain in the Company's service while holding one or more options under the Plan, then those options will not remain exercisable beyond the limited post-service period designated by the Plan Administrator at the time of the option grant (subject to certain minimum post-service periods). Under no circumstances, however, may any option be exercised after the specified expiration date of the option term. Each such option will, during the period it remains exercisable, be exercisable for the number of shares for which the option was exercisable on the date of the optionee's cessation of service.

    Should the optionee die while holding one or more outstanding options, then the personal representative of the optionee's estate or the person or persons to whom each such option is transferred pursuant to the optionee's will or in accordance with the laws of inheritance will have the right to exercise such option for any or all of the shares for which the option is exercisable on the date of the optionee's cessation of service, less any option shares subsequently purchased by the optionee prior to death. Such right will lapse, and the option will terminate, upon the earlier of (i) the end of the limited post-service period designated by the Plan Administrator at the time of the option grant or (ii) the specified expiration date of the option term.

    The Plan Administrator will have complete discretion to extend the period following the optionee's termination of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

    CORPORATE TRANSACTION. Except to the extend otherwise provided in the option documents, each option share will become fully vested in the event of certain Corporate Transactions unless the option is assumed or is replaced with a cash incentive program which preserves the material benefits of the options. Upon consummation of the Corporate Transaction, all options which are not assumed will be canceled and cease to exist. The options or cash incentive programs which replace any options which do not accelerate will provide for full vesting in the event of involuntary termination of employment within 18 months following the Corporate Transaction.

    For purposes of the above, a Corporate Transaction includes (i) a merger or consolidation in which the Company is not the surviving entity (except for a transaction the principal purpose of which is to change the State of incorporation), (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company, or (iii) any reverse merger in which the Company is the surviving entity but in which securities possessing more than 50% of the total combined voting power of the Company are transferred to holders different from those who held the Company's securities immediately prior to such merger.

    SHAREHOLDER RIGHTS AND OPTION ASSIGNABILITY. No optionee is to have any shareholder rights with respect to the option shares until such optionee has exercised the option, paid the option price for the purchased shares and been issued a stock certificate for such shares. Options are not assignable or transferable other than by will or by the laws of inheritance following the optionee's death, and the option may, during the optionee's lifetime, be exercised only by the optionee.

    STOCK APPRECIATION RIGHTS. At the discretion of the Plan Administrator, options may be granted in tandem with stock appreciation rights. The stock appreciation rights which are authorized for issuance under the Plan are tandem rights which require the option holder to elect between the exercise of the underlying option for shares of Common Stock and the surrender of such option for an appreciation distribution.

    These tandem stock appreciation rights provide the holders with the right to receive an appreciation distribution from the Company equal in amount to the excess of (i) the fair market value (on the date of exercise) of the shares of Common Stock for which the underlying option is at the time exercisable over (ii) the aggregate exercise price payable for such shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in Common Stock.

    CANCELLATION/REGRANT. The Plan Administrator has the authority to effect, on one or more separate occasions, the cancellation of outstanding options under the Discretionary Option Grant Program which have exercise prices in excess of the then current market price of the Common Stock and to issue replacement options with an exercise price based on the lower market price of the Common Stock at the time of grant.

    TERMS OF STOCK ISSUANCE PROGRAM

    ISSUE PRICE. The purchase price per share will not be less than 85% of the fair market value of any share of Company Common Stock being issued on the date the Plan Administrator authorizes the issuance.

    VESTING OF SHARES. The vesting schedule for each share issued will be determined by the Plan Administrator and set forth in the issuance agreement. The shares may be fully and immediately vested upon issuance or may vest in one or more installments, subject to the Company's repurchase right, over the participant's period of service.

    SHAREHOLDER RIGHTS. The recipient of the share issuance will have full shareholder rights, including voting and dividend rights, with respect to the issued shares, whether or not the shares are vested. However, the recipient may not sell, transfer or assign any unvested shares issued under the Plan, except for certain limited family transfers.

    REPURCHASE RIGHTS. Should the recipient of unvested shares cease to remain in the Company's service before vesting in such shares, then those unvested shares are to be immediately surrendered to the Company for cancellation, and the recipient will have no further shareholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the recipient for consideration paid in cash or promissory note, the Company will refund the cash consideration paid for the surrendered shares and cancel the principal balance of the note to the extent attributable to such surrendered shares.

    PAYMENT. Upon issuance of the shares, the issue price for the purchased shares will become immediately payable in cash, in shares of Company Common Stock valued at fair market value on the date of issuance, or by promissory note payable to the Company's order. The promissory note may, at the discretion of the Plan Administrator, be subject to cancellation over the participant's period of service. Shares may also be issued for past or future services, without any cash or other payment required of the participant.

    CORPORATE TRANSACTION. Except to the extent otherwise provided in the stock issuance documents, all repurchase rights will terminate and each share will become fully vested in the event of a Corporate Transaction (as defined above) unless the repurchase rights are assigned to the successor Company. Following consummation of the Corporation Transaction, all repurchase rights which are assigned to the successor will terminate and cease to exist in the event of involuntary termination of employment with 18 months following the Corporate Transaction.

    AUTOMATIC OPTION GRANT PROGRAM

    Option grants are made automatically to each non-employee Board member who has not been employed by the Company during the preceding two years. Each such person is automatically granted a non-statutory option to purchase 1,000 shares with respect to each calendar month (beginning August 1995) during all of which he or she serves as a director, on the last day of each such respective calendar month.

    The exercise price per share of each automatic option grant made under this Program is equal to one hundred percent (100%) of the fair market value per share of Common Stock on the grant date. The exercise price is payable in one of these alternative forms: (1) full payment in cash or check drawn to the Company's order; (2) full payment in shares of Common Stock held for at least six months and valued at fair market value on the Exercise Date; (3) full payment in a combination of shares of Common Stock held for at least six months and valued at fair market value on the Exercise Date and cash or check; or (4) full payment through a broker-dealer sale.

    During the lifetime of the optionee, each automatic option grant, together with the limited stock appreciation right pertaining to such option, if any, is exercisable only by the optionee and is not assignable or transferable by the optionee other than a transfer of the option effected by will or by the laws of descent and distribution following optionee's death.

    Should the optionee cease to serve as a Board member for any reason (other than death) while holding one or more automatic option grants, then such optionee shall have a 24 month period following the date of such cessation of Board membership in which to exercise each such option. In no event shall any automatic option grant remain exercisable after the specified expiration date of the ten-year option term. Upon the expiration of the applicable exercise period as mentioned above or upon the expiration of the ten-year option term, the automatic grant shall terminate and cease to be outstanding for any unexercised shares.

    The provisions of the Automatic Option Grant Program, together with the option grants outstanding thereunder, may not be amended at intervals more frequently than once every six months, other than to the extent necessary to comply with applicable Federal income tax laws and regulations. Each automatic grant under this Program has a maximum term of 10 years measured from the automatic grant date and is exercisable in full immediately

    TAX WITHHOLDING

    The Company's obligation to deliver shares of Common Stock upon the exercise of options or stock appreciation rights or upon the issuance or vesting of such shares under the Plan is subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

    The Plan Administrator may provide one or more participants in the Plan with the election to have the Company withhold, from the shares of Company Common Stock otherwise issuable upon the exercise of non-qualified options or the vesting of unvested shares, a portion of those shares in satisfaction of the tax liability incurred in connection with their acquisition or vesting. Any election so made will be subject to the approval of the Plan Administrator, and no shares will be accepted in satisfaction of such tax liability except to the extent the Plan Administrator approves the election. Alternatively, one or more participants may be granted the right, subject to Plan Administrator approval, to deliver existing shares of Company Common Stock in satisfaction of such tax liability. The withheld or delivered shares will be valued at their then current fair market value.

    AMENDMENT AND TERMINATION

    The Board of Directors may amend or modify the Plan in any or all respects whatsoever, subject, however, to the limitation on plan amendments to the Automatic Option Grant Program. However, no such amendment may adversely affect the rights of existing optionees without their consent and unless otherwise necessary to comply with applicable tax laws and regulations. In addition, the Board may not (i) materially increase the maximum number of shares issuable under the Plan or the number of shares for which automatic grants may be made to non-employee Board members, except in the event of certain changes to the Company's capital structure as indicated above, (ii) materially modify the eligibility requirements for option grants or (iii) otherwise materially increase the benefits accruing to participants under the Plan without the approval of the Company's shareholders.

    The Board may terminate the Plan at any time, and the Plan will in all events terminate on the EARLIEST of (i) June 14, 2005, (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise of the options or the issuance of shares (whether vested or unvested) under the Plan, or (iii) the termination of all outstanding options in connection with a Corporate Transaction. Each stock option outstanding at the time of such termination will remain in force in accordance with the provisions of the instruments evidencing such grant.

    REGULATORY APPROVAL

    The implementation of the Plan, the granting of any option or stock appreciation right under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any option or stock appreciation right or
    (ii) under the Stock Issuance Program are subject to the Company's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options and stock appreciation rights granted under it and the shares of Common Stock issued pursuant to it.

    NO EMPLOYMENT/SERVICE RIGHTS

    Nothing in the Plan shall confer upon the optionee or the participant any right to continue in service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any parent or subsidiary employing or retaining such person) to terminate such person's service at any time for any reason, with or without cause.

    FEDERAL TAX CONSEQUENCES

    Options granted under the Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non- qualified options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as described below:

    INCENTIVE OPTIONS. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize income for alternative maximum tax purposes in the year the option is exercised and regular taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition.

    For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. The optionee will make a qualifying disposition of the purchased shares if the sale or other disposition of such shares is made after the optionee has held the shares for more than two years after the grant date of the option and more than one year after the exercise date. If the optionee fails to satisfy either of these two holding period prior to the sale or other disposition of the purchased shares, then a disqualifying disposition will result.

    Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over
    (ii) the exercise price paid for such shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the date the option was exercised over (ii) the exercise price paid for the shares will be taxable as ordinary income. Any additional gain recognized upon the disposition will be a capital gain.

    If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the date the option was exercised over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

    NON-QUALIFIED OPTIONS. No taxable income is recognized by an optionee upon the grant of a non-qualified option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the date of exercise over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

    Special provisions of the Internal Revenue Code apply to the acquisition of Company Common Stock under a non-qualified option, if the purchased shares are subject to repurchase by the Company. These special provisions may be summarized as follows:

    A. If the shares acquired upon exercise of the non-qualified option are subject to repurchase by the Company at the original exercise price in the event of the optionee's termination service prior to vesting in such shares, the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the Company's repurchase right lapses with respect to such shares over (ii) the exercise price paid for the shares.

    B. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the non-qualified option an amount equal to the excess of (i) the fair market value of the purchased shares on the date of exercise (determined as if the shares were not subject to the Company's repurchase right) over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

    The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-qualified option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

    STOCK APPRECIATION RIGHTS. An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to a business expense deduction equal to the appreciation distribution for the taxable year of the Company in which the ordinary income is recognized by the optionee.

    DIRECT STOCK ISSUANCE. The tax consequences of individuals who receive direct stock issuances under the Plan will be substantially the same as the treatment described above the exercise of non-qualified stock options.

    ACCOUNTING TREATMENT

    Option grants with exercise prices less than the fair market value of the option shares on the grant date and direct stock issuances at purchase prices less than the fair market value of the issued shares will result in a compensation expense to the Company's earnings equal to the difference between such exercise or purchase prices and the fair market value on the issue date. Such expense will be accrued by the Company over the period the optionee or share recipient vests in the option shares or directly-issued shares. Option grants and direct stock issuances at 100% of fair market value will not result in any charge to the Company's earnings. Whether or not granted at a discount, the number of outstanding options may be a factor in determining the Company's earnings per share.

    Should one or more optionees be granted stock appreciation rights which have no conditions upon exercisability other than a service or employment requirement, then such rights will result in a compensation expense to be charged against the Company's earnings. Accordingly, at the end of each fiscal quarter, the amount (if any) by which the fair market value of the shares of Common Stock subject to such outstanding stock appreciation rights has increased from the prior quarter-end will be accrued as compensation expense, to the extent such amount is in excess of the aggregate exercise price in effect for such rights.

    APPROVALS REQUIRED

    The affirmative vote of the holders of not less than a majority of the outstanding shares of Common Stock entitled to vote is required to approve the proposed amendments to the Plan.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENTS TO THE 1995 STOCK OPTION/STOCK ISSUANCE PLAN.


                                     PROPOSAL  4

                        AMENDMENT OF ARTICLES OF INCORPORATION
                                  (PREFERRED STOCK)

    As part of its 1993 bankruptcy plan of reorganization, the Company authorized 500,000 shares of Preferred Stock and issued 246,793 shares of such Preferred Stock. The Preferred Stock has a noncumulative annual dividend preference of $0.15 per share; it has no other dividend rights. As to liquidation and voting rights, the Preferred stock has no preferential rights, but instead has only the same rights as the same number of shares of Common Stock.

    During a certain window period, the Company had the option to redeem the Preferred Stock for $6.25 per share. That window period ended in October 1995 without the Company exercising its option. During another certain window period, each holder of Preferred Stock had an option to convert his shares of Preferred Stock into an equal number of shares of Common Stock plus cash equal to the net proceeds of selling a pro rata portion of the Company's portfolio holdings of three other companies. That window period ended in April 1996 with the holders of 63,678 shares of Preferred Stock exercising their options.

    The holders of Preferred Stock no longer have any rights to convert, redeem or exchange their Preferred Stock. There is no public market for the Preferred Stock and it is expected that none will ever develop. The Company does not anticipate paying any dividends on the Preferred Stock in the foreseeable future.

    The Company's Board of Directors has approved, and the shareholders are now asked to approve, amendments of the Company's articles of incorporation (1) to mandatorily and automatically convert, effective August 5, 1997, the 183,115 shares of outstanding Preferred Stock into the same number of shares of Common Stock (but without any additional cash) and (2) after such conversion, to eliminate from the articles of incorporation all reference to the Preferred Stock. After such second amendment, the Company's authorized capital stock would consist solely of 50,000,000 shares of Common Stock.

    The Common Stock issued upon such conversion of the Preferred Stock would be freely tradable (unless held by an affiliate of the Company, in which case it would be subject to Rule 144 control securities resale volume limitations). The Company wishes to eliminate the administrative inconvenience of maintaining a small second class of stock in addition to the Common Stock. In addition, under California law the approval of the Preferred Stock would be required for certain kinds of articles amendments and merger/acquisition transactions. The Company believes it would be unfair if the will of the Board of Directors and a majority of the shareholders of Common Stock were, in such a matter, thwarted by inability to obtain a quorum of the Preferred Stock or obtain approval of the required Preferred Stock majority. Also, the Company believes its Preferred Stockholders, who have borne the risk of investment in the Company, would benefit economically from holding liquid Common Stock instead of illiquid Preferred Stock which has hardly any meaningful preference over the Common Stock.

    The Board of Directors recommends a vote for the proposed amendments. The proposed amendments require the approval of a majority of the stock present at the meeting, and a majority of the Common Stock present at the meeting, and also a majority of the Preferred Stock present at the meeting (with a separate requirement that the Preferred Stock present at the meeting constitute a quorum of the Preferred Stock).

    Outgoing director Roger S. Kolasinski indirectly beneficially owns, through Kol Bio Medical Instruments, Inc., 126,259 shares of Preferred Stock. Kol Bio Medical Instruments, Inc. has indicated its intention to vote in favor of the proposed amendments.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENTS TO THE COMPANY'S ARTICLES OF INCORPORATION TO MANDATORILY AND AUTOMATICALLY CONVERT THE OUTSTANDING SHARES OF PREFERRED STOCK INTO THE SAME NUMBER OF SHARES OF COMMON STOCK AND TO ELIMINATE FROM THE ARTICLES OF INCORPORATION ALL REFERENCE TO PREFERRED STOCK.

                                      PROPOSAL 5

                                   RATIFICATION OF
                         SELECTION OF INDEPENDENT ACCOUNTANTS

    In June 1997, the Audit Committee of the Board of Directors recommended, and the Board of Directors approved, the engagement of the independent certified public accounting firm of KPMG Peat Marwick LLP to audit the financial statements of the Company for the fiscal year ended November 30, 1997. Accordingly, KPMG Peat Marwick LLP was so engaged on June 26, 1997 and the engagement of Peterson & Co. as the Company's independent auditors was discontinued on June 26, 1997.

    The report of Peterson & Co. on the Company's financial statements for the fiscal year ended November 30, 1995 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to audit scope or accounting principles. The report did contain, however, an explanatory paragraph regarding the Company's ability to continue as a going concern. The Company's financial statements for the fiscal year ended November 30, 1996 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

    There were no disagreements between the Company and Peterson & Co. on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Peterson & Co., would have caused Peterson & Co. to make reference to the matter in their reports, and Peterson & Co. never advised the Company of any event of the kind mentioned in Item 304(d)(1)(iv)(B) of Regulation S-B.

    The Company has not consulted with KPMG Peat Marwick LLP during the last two years or subsequent interim period prior to June 25, 1997 on either the application of accounting principles to a specific completed or contemplated transaction, or the type of opinion KPMG Peat Marwick LLP might issue on the Company's financial statements. No written or oral advice was provided to the Company by KPMG Peat Marwick LLP that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issues.

    The Company requested Peterson & Co. to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not Peterson & Co. agrees with the above statements. The letter, which states that Peterson & Co. agrees with the above statements, was filed with the Securities and Exchange Commission on June 30, 1997 as an Exhibit to Form 8-K.

    Ratification and approval by the shareholders is sought for the selection of KPMG Peat Marwick LLP by the Board of Directors as independent accountants to audit the accounts and records of the Company for the fiscal year ending November 30, 1997, and to perform such other appropriate services. In the event that a majority of the shares voted at the Annual Meeting do not vote for ratification of the selection of KPMG Peat Marwick LLP, the Board of Directors will reconsider such selection.

    A representative of KPMG Peat Marwick is expected to be present at the Annual Meeting. Such representative will have an opportunity to make a statement if he desires to do so, and is expected to be available to respond to appropriate questions.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR FISCAL 1997.

                                PRINCIPAL SHAREHOLDERS

    PRINCIPAL SHAREHOLDERS

    The following are the only persons known by the Company to own beneficially, as of May 30, 1997, five percent or more of the outstanding shares of its Common Stock.

                                             SHARES BENEFICIALLY OWNED
    NAME AND ADDRESS OF                      -------------------------
    BENEFICIAL OWNER                        NUMBER (1)      PERCENTAGE (2)
    ----------------                        ----------      --------------
    Allen E. Paulson (3)                    21,937,490          67.7%
    PO Box 9660
    Rancho Santa Fe, CA  92067

    James C. Gilstrap (4)                   21,352,490          65.9%
    5067 Shore Drive
    Carlsbad, CA  92008

    Nicholas V. Diaco, M.D. (5)             20,582,490          63.3%
    1302 - 20th Street, Suite 400
    Santa Monica, CA  90404

    Joseph F. Diaco, M.D. (6)               20,304,490          62.7%
    4700 North Habana Ave., Suite 403
    Tampa, FL  33614

    CardioDynamics Holdings, LLC (7)        20,304,490          62.7%
    PO Box 9660
    Rancho Santa Fe, CA  92067

    Edge Financial Group, Inc. (8)           2,451,559           7.6%
    16225 Park Ten Place, Suite 380
    Houston, TX  77084

    Joe C. Richardson, Jr. (9)               2,206,929           6.8%
    PO Box 8246
    Amarillo, TX  79114

    --------------------------

    (1) Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable.

    (2)  Percentage of ownership is calculated pursuant to SEC Rule
         13d-3(d)(1).

    (3) Includes 20,304,490 shares of Common Stock beneficially owned by CDH, of which Mr. Allen Paulson is a member with a majority interest. Mr. Paulson disclaims beneficial ownership of these shares except to the extent of his individual ownership interest in CDH. See footnote (7). Also includes 22,000 shares of Common Stock Mr. Paulson beneficially owns, by virtue of his right to acquire such shares from the Company under stock options now exercisable or exercisable within 60 days. Excludes 3,000,000 shares of Common Stock owned by Mr. Paulson's sons; Mr. Paulson disclaims beneficial ownership of such shares.

    (4) Includes 20,304,490 shares of Common Stock beneficially owned by CDH, of which Mr. Gilstrap is a member with a minority interest. Mr. Gilstrap disclaims beneficial ownership of these shares except to the extent of his individual ownership interest in CDH. See footnote (7). Also includes 22,000 shares of Common Stock Mr. Gilstrap beneficially owns, by virtue of his right to acquire such shares from the Company under stock options now exercisable or exercisable within 60 days. Excludes 60,000 shares of Common Stock owned by Mr. Gilstrap's daughters; Mr. Gilstrap disclaims beneficial ownership of such shares.

    (5) Includes 20,304,490 shares of Common Stock beneficially owned by CDH, of which Dr. Nicholas Diaco is a member with a minority interest. Dr. Diaco disclaims beneficial ownership of these shares except to the extent of his individual ownership interest in CDH. See footnote (7). Also includes 122,000 shares of Common Stock Dr. Diaco beneficially owns, by virtue of his right to acquire such shares from the Company under stock options now exercisable or exercisable within 60 days.

    (6) Includes 20,304,490 shares of Common Stock beneficially owned by CDH, of which Dr. Joseph Diaco is a member with a minority interest. Dr. Diaco disclaims beneficial ownership of these shares except to the extent of his individual ownership interest in CDH. See footnote (7).

    (7) Includes 15,682,243 shares of Common Stock over which CDH exercises sole voting and investment power, and 4,522,247 shares of Common Stock over which CDH exercises sole voting power, but no investment power. Also includes 100,000 shares of Common Stock issuable upon conversion of a Note issued by the Company.

    (8) Includes 1,446,549 shares of Common Stock beneficially owned by Medical Assets, LLC, of which Edge Financial Group, Inc. is a member. Edge Financial Group, Inc. disclaims beneficial ownership of these shares except to the extent of its ownership interest in Medical Assets, LLC. Medical Assets, LLC exercises sole investment power, but no voting power, over all its shares of Common Stock.

    (9) Includes 1,446,549 shares of Common Stock beneficially owned by Medical Assets, LLC, of which Mr. Richardson is a member. Mr. Richardson disclaims beneficial ownership of these shares except to the extent of his ownership interest in Medical Assets, LLC. Medical Assets, LLC exercises sole investment power, but no voting power, over all its shares of Common Stock.

                           SECURITY OWNERSHIP OF MANAGEMENT

                                     COMMON STOCK

    The following table sets forth the beneficial ownership of Common Stock of the Company as of May 30, 1997 by each director (including Mr. Otto), nominee for director, and by all Directors and named executive officers of the Company as a group. Each such person has a business address c/o the Company.

                                       SHARES BENEFICIALLY OWNED
                                       -------------------------
    NAME                                       NUMBER (1)       PERCENT (2)
    --------------------                       ----------       -----------

    William P. Cordeiro, Ph.D. (3)                 32,000            *

    Stephenson M. Dechant (4)                      28,000            *

    Nicholas V. Diaco, M.D. (5)                20,582,490          63.3%

    Louis P. Ferrero                                - 0 -            *

    Cam L. Garner                                   4,000            *

    James C. Gilstrap (6)                      21,352,490          65.9%

    Roger S. Kolasinski (7)                       178,000            *

    Richard O. Martin                               - 0 -            *

    Richard E. Otto                                50,000            *

    Michael D. Padilla (8)                         28,000            *

    Allen E. Paulson (9)                       21,937,490          67.7%

    James D. Paulson                            1,000,000           3.1%

    Barry M. Zwick (10)                           258,000            *

    All Directors and executive
    officers as a group - (13 persons)(11)     23,222,199          71.8%
    --------------------
    * Less than 1%


    (1) Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable. Share ownership in each case includes shares issuable on exercise of certain outstanding options as described in the footnotes below.


    (2)  Percentage of ownership is calculated pursuant to SEC Rule 13d-3d(1).

    (3) Includes 10,000 shares held by Bartik, Cordeiro & Associates, Inc. Mr. Cordeiro is the Chief Executive Officer of Bartik, Cordeiro & Associates, Inc.

    (4) Includes 22,000 shares of Common Stock Mr. Dechant beneficially owns, by virtue of his right to acquire such shares from the Company under stock options now exercisable or exercisable within 60 days.

    (5) Includes 20,304,490 shares of Common Stock beneficially owned by CardioDynamics Holdings, LLC, of which Dr. Nicholas Diaco is a member with a minority interest. Dr. Diaco disclaims beneficial ownership of these shares except to the extent of his individual ownership interest in CardioDynamics Holdings, LLC. See footnote (9). Also includes 122,000 shares of Common Stock Dr. Diaco beneficially owns, by virtue of his right to acquire such shares from the Company under stock options now exercisable or exercisable within 60 days.

    (6) Includes 20,304,490 shares of Common Stock beneficially owned by CardioDynamics Holdings, LLC, of which Mr. Gilstrap is a member with a minority interest. Mr. Gilstrap disclaims beneficial ownership of these shares except to the extent of his individual ownership interest in CardioDynamics Holdings, LLC. See footnote (9). Also includes 22,000 shares of Common Stock Mr. Gilstrap beneficially owns, by virtue of his right to acquire such shares from the Company under stock options now exercisable or exercisable within 60 days. Excludes 60,000 shares of Common Stock owned by Mr. Gilstrap's daughters; Mr. Gilstrap disclaims beneficial ownership of such shares.

    (7) Includes 120,000 shares of Common Stock of the Company beneficially owned by Kol Bio Medical Instruments, of which Mr. Kolasinski is Chief Executive Officer. Also, includes 22,000 shares of Common Stock Mr. Kolasinski beneficially owns, by virtue of his right to acquire such shares from the Company under stock options now exercisable or exercisable within 60 days. If the proposed amendments to the Company's articles of incorporation are approved, Mr. Kolasinski will indirectly own beneficially another 126,259 shares of Common Stock, upon conversion of Kol Bio Medical Instruments, Inc.'s Preferred Stock.

    (8) Includes 22,000 shares of Common Stock Mr. Padilla beneficially owns, by virtue of his right to acquire such shares from the Company under stock options now exercisable or exercisable within 60 days.

    (9) Includes 20,304,490 shares of Common Stock beneficially owned by CardioDynamics Holdings, LLC, of which Mr. Paulson is a member with a majority interest. These shares consist of 15,682,243 shares of Common Stock over which CDH exercises sole voting and investment power (and another 100,000 shares of Common Stock issuable upon conversion of a
         Note issued by the Company) and 4,522,247 shares of Common Stock over which CDH exercises sole voting power but no investment power. Mr. Paulson disclaims beneficial ownership of these shares except to the extent of his individual ownership interest in CDH. Also includes 22,000 shares of Common Stock Mr. Paulson beneficially owns, by virtue of his right to acquire such shares from the Company under stock options now exercisable or exercisable within 60 days. Excludes 3,000,000 shares of Common Stock owned by Mr. Paulson's sons; Mr. Paulson disclaims beneficial ownership of such shares.

    (10) Includes 200,00 shares of Common Stock of the Company beneficially owned by a related trust. Also includes 22,000 shares of Common Stock Mr. Zwick beneficially owns, by virtue of his right to acquire such shares from the Company under stock options now exercisable or exercisable within 60 days.

    (11) Shares beneficially owned include shares held by entities affiliated with certain Directors as described above in the footnotes (but do not include any shares more than once).

    PREFERRED STOCK

    No Director or executive officer owns any of the Company's Preferred Stock, except Roger S. Kolasinski who (indirectly through Kol Bio Medical Instruments, Inc.) owns 126,259 shares, or 69.0% of the class.

                                 EXECUTIVE OFFICERS

    The Company's Directors and executive officers and their ages as of June 10, 1997 are as follows:

    NAME                                 AGE         POSITION
    ------------------------             ---         --------

    Richard E. Otto                      47          Chief Executive Officer

    Rhonda F. Pederson                   36          President

    Stephen P. Loomis                    37          Vice President Finance,
                                                     Chief Financial Officer

    Markus J. Osypka, Ph.D.              32          Vice President Engineering


    BUSINESS EXPERIENCE OF  EXECUTIVE OFFICERS

    RICHARD E. OTTO. Mr. Otto joined the Company in June 1995 as President and Chief Executive Officer and has been a Director since June 1996. In June 1997 the title of President was given to Rhonda F. Pederson. Mr. Otto has more than 26 years of healthcare experience including as an entrepreneurial executive in the identification, development and distribution of high technology devices for the cardiology and cardiovascular markets. From September 1987 to May 1994, Mr. Otto was with Sensor Technology, Inc., a privately held medical distributor company, of which he was a founder. In 1994, the company was sold to a division of Eli Lilly and Company. Prior to that time, Mr. Otto held positions with Medtronic, Inc., Cardiac Pacemakers, Inc., Intermedics, Inc. and Eli Lilly & Co. Mr. Otto holds a Bachelor of Science degree from the University of Georgia and serves on the Boards of Directors of the Georgia Chapter of the Leukemia Society, the College Football Hall of Fame Foundation, and the University of Georgia Student Educational Fund.

    RHONDA F. PEDERSON. Ms. Pederson joined the Company in June 1995 as Vice President of Operations and was promoted to Chief Operating Officer in February 1996 and to President in June 1997. Ms. Pederson has over 13 years of health care experience, including medical product development, rapid growth transitions and sales and marketing management. From July 1992 until May 1995, Ms. Pederson held positions of President/Chief Executive Officer, Vice President of Sales and Marketing and Board member at Culture Technology, Inc., a privately held biotechnology company specializing in culturing autologous skin for burn patients. Prior to that, Ms. Pederson held positions at General Electric Medical Systems and Quinton Instrument Company, both medical device subsidiaries of publicly held companies. Ms. Pederson holds a Bachelor of Pharmacy from Washington State University and is completing a Masters in Business Administration from Pepperdine University in Los Angeles.

    STEPHEN P. LOOMIS. Mr. Loomis joined the Company in September 1996 as Vice President of Finance and was promoted to Chief Financial Officer in March 1997. Mr. Loomis is a Certified Public Accountant with more than 13 years experience in finance and business development with both publicly traded and privately held companies. From 1993 until joining the Company, he served as Director of Financial Reporting at the Kinko's Inc. group of companies. From 1988 to 1993, Mr. Loomis was the Chief Financial Officer for Terminal Data Corporation, a publicly traded high speed document imaging company. Prior to that, Mr. Loomis was at Peat Marwick Main & Co. He earned his Bachelor of Science Degree in Business Administration from California State University at Northridge.

    MARKUS J. OSYPKA, PH.D. Dr. Osypka joined the Company in January 1996 to oversee engineering and was promoted to Vice President of Engineering in March 1996. Dr. Osypka had more than six years experience in the medical device industry in Germany. From 1993 to 1995, he held the positions of Director of Product Management and Director of International Sales at Dr. Ing P. Osypka GmbH, a privately held medical device manufacturer in Germany. Prior to that, he earned a Ph.D. in Electrical Engineering at the University of Karlsruhe in Germany, where he did extensive research in Electrical Impedance Tomography.

                     EXECUTIVE COMPENSATION AND OTHER INFORMATION

    SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table provides information regarding the annual and long-term compensation earned by Richard E. Otto, the Company's Chief Executive Officer, for services rendered in all capacities to the Company for the three fiscal years ending November 30, 1996. None of the Company's other executive officers had, in fiscal 1996, total annual salary and bonus exceeding $100,000.

                              SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM
                                                                                  COMPENSATION
                                                                                  ------------

                                              ANNUAL COMPENSATION            AWARDS         PAYOUTS
                                              -------------------            ------         -------
    NAME AND                                                                 OPTION/          LTIP        ALL OTHER
    PRINCIPAL POSITION             YEAR       SALARY ($)      BONUS ($)      SARS (#)       PAYOUTS($)  COMPENSATION($)
    -------------------------------------------------------------------------------------------------------------------
    Richard E. Otto                1996        122,870          - 0 -          - 0 -          - 0 -          - 0 -
      President and Chief          1995         87,500          - 0 -        500,000          - 0 -          - 0 -
      Executive Officer            1994          - 0 -          - 0 -          - 0 -          - 0 -          - 0 -



                       AGGREGATED OPTION/SAR EXERCISES IN LAST
                       FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                              NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS/
                                 SHARES          VALUE       OPTIONS/SARS AT FY-END           SARS AT FY-END
                               ACQUIRED ON      REALIZED    EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
    NAME                       EXERCISE (#)       ($)                   (#)                          ($)
    -------------------------------------------------------------------------------------------------------------------
    Richard E. Otto               - 0 -          - 0 -            - 0 -/500,000                - 0 - /345,000



    EMPLOYMENT AGREEMENT

    The Company entered into a Compensation and Employment Agreement, dated as of June 16, 1995, with its Chief Executive Officer, Richard
    E. Otto. Under the terms of the Agreement Mr. Otto was granted 500,000 non-transferable stock options (not under the Plan) at an exercise price of $0.50 per share. The options vest as the quoted market price of the Company's Common Stock attains and holds specified levels. At
    May 30, 1997, none of the options are vested.  The options expire June
    15, 2005. The Agreement provided for a salary of $150,000 per year and standard fringe benefits. In January 1996, Mr. Otto voluntarily reduced his annual Salary to $120,000 per year. Although the Agreement may be terminated by either party at will, the stock options will survive termination of the Agreement unless Mr. Otto's employment terminates due to cause (as defined in the Agreement), voluntary resignation, death or permanent disability.

                    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In early 1995, CardioDynamics Holding, LLC ("CDH") obtained control of the Company by purchasing 1,477,910 shares of unregistered Common Stock from the Company in exchange for $225,739 and purchasing 2,404,333 shares of Common Stock held by Helionetics, Inc. in exchange for $666,458. CDH also loaned the Company $100,000 and obtained the right to purchase at the then-applicable conversion price (currently $0.25 per share) the same number of shares of Common Stock as the Company may from time to time issue to any other person. In addition, in consideration of CDH lending money to the Company, as set forth above, the holders of no fewer than 4,522,247 shares of Common Stock granted CDH an irrevocable proxy to vote their shares.

    CDH and its members Allen E. Paulson, James C. Gilstrap and Nicholas
    V. Diaco, engaged in several subsequent significant transactions with the Company, substantially all resulting in the issuance of unregistered Common Stock at $0.25 per share or convertible note amounts convertible (and later converted) into Common Stock at $0.25 per share. In fiscal 1995, each of James C. Gilstrap and Nicholas V. Diaco received 150,000 shares of Common Stock as a fee for services in connection with CDH's acquisition of an interest in the Company. Nicholas V. Diaco is also a member of the Company's Medical Advisory Board. In that capacity, he received 100,000 stock options in June 1995 and consulting fees in fiscal 1995 and 1996 of $37,500 and $1,500, respectively.

    Of the Company's outstanding shares of Common Stock, currently CDH owns 15,682,243 shares. Members of CDH also now own 2,793,000 outstanding shares of Common Stock of the Company (aside from CDH's own holdings); of the members' shares, Allen Paulson owns 1,611,000, James Gilstrap owns 1,026,000 and Nicholas Diaco owns 156,000. As a result of the transactions described above, at May 30, 1997, CDH and its members together are the beneficial owners of 70.1% of the Common Stock of the Company.

               SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and Directors, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, Directors and greater than ten percent (10%) shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, except as set forth below, the Company believes that each person who, at any time during the fiscal year ended November 30, 1996, was a director, officer, or beneficial owner of more than 10% of a class of registered equity securities of the Company filed on a timely basis all reports required by Section 16(a) of the Securities Exchange Act.

    Markus Osypka (Vice President, Engineering) filed his Form 3 late, and did not include on the Form 3 a stock option which had been granted him. He later reported the stock option on Form 5. Rhonda F. Pederson (Chief Operating Officer) filed her Form 3 late. Allen E. Paulson
    (Director and Co-Chairman) failed to file two Form 4's covering four transactions, and did not timely reflect on Form 5 the previous non-reporting of the four transactions. DaVinci Scientific Corporation
    (10% owner) and Kenneth W. Miller (Director) failed to file Form 4's reflecting the transfers of Common Stock owned by DaVinci to a number of DaVinci's creditors. Also, Mr. Miller failed to file Form 4's reflecting acquisitions of Common Stock by Edge Financial Group, Inc. within six months after Mr. Miller ceased to be a Director of the Company. Barry M. Zwick (Director) reported insufficient detail on 12 monthly automatic stock option grants on Form 5.

                    SHAREHOLDER PROPOSALS FOR 1998 PROXY STATEMENT

    Under the present rules of the Securities Exchange Commission (the "Commission"), the deadline for shareholders to submit proposals to be considered for inclusion in the Company's Proxy Statement for the next year's Annual Meeting of Shareholders is March 31, 1998. Such proposals may be included in the next year's Proxy Statement if they comply with certain rules and regulations promulgated by the Commission.


                                     FORM 10-KSB

    THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, TO ANY SHAREHOLDER OF THE COMPANY A COPY OF THE ANNUAL REPORT ON FORM 10-KSB, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO LIPPERT/HEILSHORN & ASSOCIATES, INC., 800 THIRD AVENUE, SUITE 1701, NEW YORK, NY 10022, ATTENTION: EVAN SMITH.


                                    OTHER MATTERS

    The Board of Directors is not aware of any matter to be presented for action at the meeting other than the matters set forth in this Proxy Statement. Should any other matter requiring a vote of the shareholders arise, the persons named as proxies on the enclosed proxy card will vote the shares represented thereby in accordance with their best judgment in the interest of the Company. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy card.



    By Order of the Board of Directors



                                       __________________________________
    Dated: July 10, 1997               Richard E. Otto
                                       DIRECTOR AND CHIEF EXECUTIVE OFFICER

                  CARDIODYNAMICS INTERNATIONAL CORPORATION

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints James C. Gilstrap, Richard E. Otto and Stephenson M. Dechant, jointly and severally, as proxies, with full power of substitution, to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of CardioDynamics International Corporation to be held on Wednesday, July 30, 1997, or at any postponements or adjournments thereof, as specified below, and to vote in their discretion on such other business as may properly come before the Meeting and any postponements or adjournments thereof.


            (CONTINUED, AND TO BE DATED AND SIGNED ON OTHER SIDE)

/X/ PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE USING DARK INK ONLY.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3, 4 AND 5. TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS JUST SIGN BELOW, NO BOXES NEED TO BE CHECKED.

1. Amendment of Bylaws to change the authorized number of Directors from a range of six to nine to a range of six to 11 with the exact number of Directors to initially be fixed at 10.

         / / Vote FOR           / / Vote AGAINST           / / ABSTAIN


2. Election of Directors:

   Nominees:  Stephenson M. Dechant, Nicholas V. Diaco, Louis P. Ferrero, Cam
   L. Garner, James C. Gilstrap, Richard O. Martin, Richard E. Otto, Michael D. Padilla, Allen E. Paulson and James D. Paulson.

         / / Vote FOR all nominees (except as withheld in the space below) / / Vote WITHHELD from all nominees

   Instruction: To withhold authority to vote for any individual nominee, check the box "Vote FOR" and write the nominee's name on the line below.

3. Amendment of the 1995 Stock Option/Stock Issuance Plan to increase the number of shares reserved for issuance from 1,529,000 to 2,529,000, to delete therefrom the restrictions on discretionary grants to Directors, and to allow the Plan to be administered either by the full Board of Directors or by a Board committee.

         / / Vote FOR           / / Vote AGAINST           / / ABSTAIN

4. Amendments of the Articles of Incorporation to mandatorily and automatically convert the outstanding shares of Preferred Stock into the same number of shares of Common Stock and eliminate from the Articles of Incorporation all reference to Preferred Stock.

         / / Vote FOR           / / Vote AGAINST           / / ABSTAIN

5. Ratification of the selection of KPMG Peat Marwick LLP as independent accountants for the fiscal year ending November 30, 1997.

         / / Vote FOR           / / Vote AGAINST           / / ABSTAIN

CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING / /

UNLESS OTHERWISE SPECIFIED BY THE UNDERSIGNED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5 AND WILL BE VOTED BY THE PROXYHOLDERS AT THEIR DISCRETION AS TO ANY OTHER MATTERS PROPERLY TRANSACTED AT THE MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF. TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS JUST SIGN BELOW, NO BOXES NEED TO BE CHECKED.

Dated:____________, 1997

---------------------------------------
Signature of Shareholder

---------------------------------------
Printed Name of Shareholder

---------------------------------------
Title (if appropriate)

Please sign exactly as name appears hereon. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, give your title. When shares are in the names of more than one person, each should sign.